UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2004

RENOVO HOLDINGS

(Exact name of registrant as specified in charter)

Nevada	000-49634	88-0475756
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1111 N. Orlando Ave
Winter Park, Florida	32789
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including are code: (407) 435-3959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Press Releases

On September 13, 2004, the Registrant issued a press release announcing that it has signed a lease securing office space in Panama City, Florida, to be utilized as the Registrant's Northern Florida headquarters. A copy of the press release is attached hereto as Exhibit 99-1.

On September 14, 2004, the Registrant issued a press release announced that in conjunction with Disaster Response Team (a.k.a. "DRT") of Panama City, Florida, it recently hosted a Proclamation Signing designating September as "Together We Prepare" month. Florida Representatives Allan Bense (House Speaker Designate) and Bev Kilmer (House member) were the first to place their signatures to the proclamation, and in attendance were mayors and commissioners of surrounding cities and counties, including: Mayors from Panama City, Altha, Chipley, Springfield, Callaway, and Lynn Haven. A copy of the press release is attached hereto as Exhibit 99-2.

Recent sale of Registered Securities

On June 30, 2004, the Registrant filed a registration statement, registering 368,687,500 shares of our common stock for the resale by Cornell Capital Partners (Cornell), 250,000,000 of which are under the Equity Distribution Agreement, 117,187,500 are under secured convertible debentures.

In September 2004, the Registrant sold $40,000 of secured convertible debentures, which were converted into 7,738,094 common shares and issued to Cornell. Additionally, the Registrant sold a total of 20,202,020 shares of common stock under the Equity Distribution Agreement valued at $200,000. These common shares were registered under the SB-2 filed on June 30, 2004.

Section 9 - Financial Statements and Exhibits

EXHIBITS

Ex-99-1 - Press Release, dated September 13, 2004

Ex-99-2 - Press Release, dated September 14, 2004

____

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVO HOLDINGS

By:/s/ Stephen W. Carnes

     Stephen W. Carnes, President

Date: October 1, 2004